EXHIBIT 99

Empire Petroleum to Participate in the 36th Annual ROTH Conference

March 14, 2024

TULSA, Okla. --(BUSINESS WIRE)--Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), an oil and gas company with producing assets in New Mexico, North Dakota, Montana, Texas and Louisiana today announced that the Company is scheduled to participate in the 36th Annual ROTH Conference to be held at the Ritz Carlton Laguna Nigel in Dana Point, California, on March 17-19, 2024. Michael Morrisett, President & Chief Executive Officer of Empire, will host one-on-one meetings with investors to share insights into the Company’s recent operations and results.

To learn more about the Conference, click here. To schedule a one-on-one meeting with Empire, please contact your ROTH representative.

ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2022, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

CONTACTS

Empire Petroleum Corporation

Mike Morrisett, President & CEO

539-444-8002

info@empirepetrocorp.com

Investor Relations

Al Petrie Advisors

Wes Harris, Partner

281-740-1334

wes@alpetrie.com